UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway Mission Woods, Kansas 66205

(Address of Principal Executive Offices) (Zip Code)

(913) 362-0510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Layne Christensen Company (the “Company”) with the Securities and Exchange Commission on June 14, 2011 (the “Original Report”).  The sole purpose of this Amendment No. 1 is to disclose the determination by the Company’s Board of Directors regarding the frequency with which the stockholders will have an advisory non-binding vote on executive compensation.  No other changes have been made to the Original Report other than to add the disclosure set forth in this Amendment No. 1.

Item 5.07        Submission of Matters to a Vote of Security Holders.

(d)       At the Company’s annual meeting of stockholders held on June 9, 2011, the Company’s stockholders voted on, among other things, an advisory proposal on the frequency of holding future advisory votes on executive compensation.  As previously reported in the Original Report, the Company’s stockholders determined, on an advisory basis, that such stockholders’ preferred frequency of an advisory vote on the Company’s executive compensation is every year.

Consistent with the stated preference of the Company’s stockholders, the Company’s Board of Directors determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every year until such time as another advisory vote is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, on the frequency of such non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date:	October 12, 2011	By:	/s/ A. B. Schmitt
			Name:	Andrew B. Schmitt
			Title:	Chief Executive Officer